UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2009 (December 7, 2009)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Senior Credit Agreement

Effective December 7, 2009, Crimson Exploration Inc. (the “Company”) entered into a fourth amendment to its senior secured revolving credit facility, dated May 31, 2007, as amended (the “Senior Credit Agreement”). This amendment provides, among other things, that, (i) subject to the closing of an equity offering of $100,0000,000 or more, the ratio of the Company’s total debt to Adjusted EBITDAX for any four trailing fiscal quarters may not be greater than 3.50x as of the end of any fiscal quarter ending on or prior to December 31, 2010, and 3.25x as of the end of any fiscal quarter ending thereafter, and (ii) the ratio of the Company’s Adjusted EBITDAX to cash interest expense for any four trailing fiscal quarters may not be less than 2.25x as of the end of any fiscal quarter ending on or prior to December 31, 2010, and 2.75x as of the end of any fiscal quarter ending thereafter. In addition, this amendment also provides that, subject to the closing of an equity offering, the borrowing base under the Senior Credit Agreement will be redetermined to be $105.0 million at January 1, 2010 and the Company may issue up to $200 million in senior unsecured notes. Any such issuance of senior unsecured notes will reduce the Company’s borrowing base by 25% of the net proceeds from such issuance in excess of $150 million.

If the Company fails to close an equity offering prior to January 1, 2010, the Company’s borrowing base under the Senior Credit Agreement will be redetermined to be $135 million at January 1, 2010, and will be mandatorily reduced to $105 million in the following months through scheduled reductions. It will also be an event of default if the Company fails to raise $15 million in equity proceeds prior to March 1, 2010. As of December 4, 2009, the Company had aggregate outstanding loans under the Senior Credit Agreement of $129.5 million.

Amendment to Certificate of Designation of Series G Preferred Stock

On December 8, 2009, the Company amended the terms of its Series G Convertible Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), as set forth in the Company’s Certificate of Designation, Preferences and Rights of the Series G Preferred Stock filed with the Secretary of State of the State of Delaware on June 27, 2005 (the “Certificate of Designation”), by filing a Certificate of Amendment to the Certificate of Designation with the Delaware Secretary of State. The Certificate of Amendment amends the Certificate of Designation by providing for the automatic conversion of all the shares of the Series G Preferred Stock in connection with the consummation of a registered underwritten offering of the Company’s common stock on or before April 30, 2010, at the lower of the conversion price then in effect or at the price the shares of common stock are sold to the public in the registered underwritten offering.

Waiver, Consent and First Amendment to the Shareholders Rights Agreement

Effective December 7, 2009, the Company entered into the Waiver, Consent and First Amendment to the Shareholders Rights Agreement (the “SRA Amendment”) with OCM GW Holdings, LLC, its majority shareholder and payee under a subordinated note (“OCM GW”), amending the existing Shareholders Rights Agreement, dated as of February 28, 2005, with the Company. The SRA Amendment provides that, among other things, in connection with a proposed public offering of the Company’s common stock, OCM GW will waive certain of its rights under the existing Shareholders Rights Agreement, including a waiver of piggy-back registration rights and a waiver of OCM GW’s right of first refusal with respect to the issuance of shares of the Company’s common stock.

Termination Agreement

Effective December 7, 2009, the Company entered into a Termination Agreement (the “Termination Agreement”) with OCM GW waving, in connection with a proposed public offering of the Company’s common stock, its piggy-back registration rights under, and terminating, subject to certain conditions, the Registration Rights Agreement dated May 8, 2007 between the Company and OCM GW (as a successor to EXCO Resources, Inc.).

The foregoing descriptions of the amendment to the Senior Credit Agreement and the Certificate of Designation, and the SRA Amendment and the Termination Agreement are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above under “Termination Agreement” hereby is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective December 6, 2009 (but subject to the consent of the holders of the Series G Preferred Stock which was obtained on December 7, 2009), Cassidy J. Traub, age 28, was appointed as a director of the Company. The Company expects that Mr. Traub will qualify as “independent” under the NASDAQ Stock Market Rules.

Mr. Traub is a Vice President at Oaktree Capital Management, LP (“Oaktree Capital Management”), an affiliate of OCM GW, in the Principal Group. Prior to joining Oaktree Capital Management in 2005, Mr. Traub spent over two years as an Analyst at UBS Investment Bank, where he was involved in various aspects of mergers and acquisitions, leveraged buyouts, initial public offerings and debt financings. He is currently a member of the board of directors of several private companies. Mr. Traub received an A.B. degree in Economics with an emphasis in Finance from Princeton University.

In connection with his appointment as a director of the Company, Mr. Traub was also appointed to serve on the Audit Committee of the Board of Directors of the Company and the Company believes that Mr. Traub qualifies as “independent” for audit committee purposes under NASDAQ Stock Market Rules and under Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended.

There is no arrangement or understanding between Mr. Traub and any other persons pursuant to which he was selected as a director. The Company and Mr. Traub also expect to enter into an indemnification agreement in the form entered into with other directors and officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 above under “Amendment to Certificate of Designation of Series G Preferred Stock” hereby is incorporated by reference.

Item 8.01	Other Events.

On December 8, 2009, the Company issued a press release announcing the launch of a public offering by the Company of up to 18,000,000 shares of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.1

Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 7, 2009, among Crimson Exploration Inc., the guarantor party thereto, the lenders party thereto and Wells Fargo Bank, National Association.

10.2	Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series G Convertible Preferred Stock of Crimson Exploration Inc. dated December 8, 2009.
10.3	Waiver, Consent and First Amendment to the Shareholders Rights Agreement, dated as of December 7, 2009 between the Company and OCM GW Holdings, LLC.
10.4	Termination Agreement dated as of December 7, 2009 between the Company and OCM GW Holdings, LLC.
99.1	Press Release Regarding Launch of Public Offering of Common Stock of Crimson Exploration Inc. dated December 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	December 10, 2009	/s/ E. JOSEPH GRADY

E. Joseph Grady

Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 7, 2009, among Crimson Exploration Inc., the guarantor party thereto, the lenders party thereto and Wells Fargo Bank, National Association.

10.2	Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series G Convertible Preferred Stock of Crimson Exploration Inc. dated December 8, 2009.
10.3	Waiver, Consent and First Amendment to the Shareholders Rights Agreement, dated as of December 7, 2009 between the Company and OCM GW Holdings, LLC.
10.4	Termination Agreement dated as of December 7, 2009 between the Company and OCM GW Holdings, LLC.
99.1	Press Release Regarding Launch of Public Offering of Common Stock of Crimson Exploration Inc. dated December 8, 2009.